THIRD AMENDMENT TO LEASE



         THIS AMENDMENT, made and entered into this 7th day of November, 2002, by and between CROWN WEST REALTY, L.L.C., hereinafter called "Lessor", and CXT INCORPORATED, a Delaware corporation hereinafter called "Lessee".

                                    RECITALS


         WHEREAS, on April 1, 1993, the Lessor and Lessee entered into an agreement of Lease covering those certain premises described as a portion of those certain premises described as Spokane County Altered Binding Site Plan No. 87-17, Spokane County Binding Site Plan No. 88-21, and Spokane County Binding Site Plan No. 88-22, containing approximately 8,619,217 gross square feet (Building S-16), all located at 3808 North Sullivan Road, situated in the County of Spokane, the State of Washington.

         WHEREAS, on March 28, 1996 the Lessor and Lessee entered into an Addendum to Lease covering those certain premises whereby expanding its Premises to include 2.765 acres of Parcel A (located East of Tract A) and increasing the monthly Base Rent and Common Area Expenses.

         WHEREAS, on June 30, 1999 the Lessor and Lessee entered into an Amendment to Lease covering those certain premises whereby Lessee entered into a transaction wherein its stockholders sold all of their stock to L.B. Foster Company, which sales constituted a transfer of the Lessee's interest in the Lease requiring Lessor's consent. The Lease and all addendums and amendments whereto are hereinafter collectively referred to as the "Lease".

         WHEREAS, the said Lessee now desires to extend the Term of the Lease through December 31, 2003.

         NOW, THEREFORE, in consideration of the Premises and agreements herein contained, it is hereby agreed as follows:

Article 3, Term, shall be amended as follows:

         The term of the Lease shall end on December 31, 2003.

Article 4, Paragraph 4.1, shall be amended as follows:

         April 1, 1996 through March 31, 1997              $20,133.65 per month

         Annual compounded three percent (3%) increase thereafter; except monthly Base Rent for the period of April 1, 2003 through December 31, 2003 shall be at the same monthly Base Rent as the period ending March, 2003 which is $24,041.00.

         EXCEPT for the new terms and conditions listed above, all other terms and conditions of the Lease and any subsequent amendment(s) shall remain in full force and effect.

         IN WITNESS WHEREOF; the said Lessor and Lessee have executed this amendment to lease in duplicate the day and year first written above.


LESSOR:                                              LESSEE:

CROWN WEST REALTY, L.L.C.                            CXT INCORPORATED
                                                     a Delaware corporation



By: _______________________                      By: _____________________
 Rob B. Gragg, VP & Asset Manager                  Dave Millard, Vice President